Exhibit 5.1
<LETTERHEAD OF ARNSTEIN & LEHR, LLP>

Celsius Holdings, Inc.
140 N.E. 4th Avenue, Suite C
Delray Beach, FL 33483

Re:  Celsius Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

You have requested our opinion with respect to the shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), warrants to purchase common stock (“Warrants”), the Underwriter’s Unit Purchase Option (the “Option”) and the shares of Common Stock and Warrants underlying the Option (the “Option Securities”), included in the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter.  In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies.  As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based on, and subject to the foregoing, we are of the opinion that, when the shares of Common Stock, Warrants, the Option and the Option Securities are issued and delivered in accordance with the Underwriting Agreement, the Warrants or the Option, as the case may be, all as filed as exhibits to the Registration Statement, the shares of Common Stock, Warrants, Option and Option Securities will be duly and validly issued, and the Common Stock will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the use of our name under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Arnstein & Lehr LLP